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                                                                    EXHIBIT 99.5


                                                                 August 15, 2000

     The undersigned hereby consents to the inclusion of the undersigned's name and biographical information, and to the reference to the undersigned becoming a director of Komag, Incorporated as described in Komag's Registration Statement on Form S-4 as amended.


                                        /s/ Ronald J. Schauer
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                                        Ronald J. Schauer